UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): December 13, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer
At a meeting held on December 14, 2016, the board of directors of CytRx Corporation ("we," "us," "our," "CytRx" or the "company") appointed Daniel J. Levitt, M.D., Ph.D., our Executive Vice President and Chief Medical Officer to the office of Chief Operating Officer.  Dr. Levitt will continue to serve as our Chief Medical Officer. In connection with his promotion, the Compensation Committee of our board of directors approved a cash bonus to Dr. Levitt of $625,000 payable on January 15, 2017.
Annual Year-end Bonus and Equity Incentive Awards and Director Fees
At a meeting held on December 13, 2016, the Compensation Committee of our board of directors made its year-end cash bonus and equity awards for the fiscal year ending December 31, 2016, including a cash bonus award of $312,500 to Dr. Levitt and a cash bonus award to Steven A. Kriegsman, our Chairman and Chief Executive Officer, of $150,000, the minimum bonus called for under his employment agreement. The Compensation Committee also granted to our executive officers on December 15, 2016 stock options under our 2008 Equity Incentive Plan to purchase a total of up to 2,150,000 shares of our common stock at an exercise price of $0.43 per share, the closing price of our common stock as reported on The NASDAQ Capital Market on the date of grant.  The Compensation Committee also awarded to Mr. Kriegsman under our 2008 Equity Incentive Plan $1,000,000 of restricted shares of our common stock valued at the closing price of our common stock on December 15, 2016. The restricted shares will vest in equal installments on the first three anniversaries of the award date.
ITEM 7.01 Regulation FD Disclosure
On December 19, 2016, we issued a press release announcing Dr. Levitt's appointment as our Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
ITEM 8.01 Other Events
On December 16, 2016, we completed our previously announced registered direct offering of 11,540,741 shares of our common stock and 3,300 shares of our newly-created Series B Convertible Preferred Stock, which we sometimes refer to as Series B shares, for gross proceeds of $8.1 million.  As a result of this offering, we have outstanding 108,530,171 shares of our common stock, excluding 7,857,143 shares of our common stock issuable upon conversion of our outstanding Series B shares.
ITEM 9.01 Exhibits
(d) Exhibits
There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: December 19, 2016	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press release of CytRx Corporation issued December 19, 2016

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